Exhibit (g)(vii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg SK

Amendment #2 to

APPENDIX B

                                    SERIES

                               Riggs Bond Fund
                                Class R Shares

                    Riggs Intermediate Tax Free Bond Fund
                                Class R Shares

                         Riggs Large Cap Growth Fund
                                Class B Shares
                                Class R Shares
                                Class Y Shares

                      Riggs Long Term Tax Free Bond Fund
                                Class R Shares

                        Riggs Prime Money Market Fund
                                Class R Shares
                                Class Y Shares

                        Riggs Small Company Stock Fund
                                Class R Shares
                                Class B Shares

                               Riggs Stock Fund
                                Class R Shares
                                Class B Shares
                                Class Y Shares

                       Riggs Style Managed Equity Fund
                                Class B Shares
                                Class R Shares

                    Riggs U.S. Government Securities Fund
                                Class R Shares
                                Class Y Shares

                    Riggs U.S. Treasury Money Market Fund
                                Class R Shares
                                Class Y Shares

As revised:  12/1/99